         THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR
(ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.


                               _________ __, 1996



                      HAWAIIAN NATURAL WATER COMPANY, INC.
                                  COMMON STOCK
                                PURCHASE WARRANT


                     The Transferability of this Warrant is
                       Restricted as Provided in Section 3

W-                                                               ______ Warrants

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation (the "Company"), _______________ is hereby granted the right to purchase, at the initial exercise price of $1.50 per share (subject to adjustment as provided herein), at any time from ___________, 1997 [12 months from the date hereof] until 5:00 p.m. on ________, 2000 [4 years from the date hereof], ________ shares of common stock of the Company, no par value per share (the "Shares").

                  Each Common Stock Purchase Warrant (the "Warrant") initially is exercisable at a price of $1.50 per Share, payable in cash or by certified or official bank check in New

York Clearing House funds, subject to adjustments as provided in Section 5 hereof. Upon surrender of this Warrant, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Shares purchased at the offices of the Company, the registered holder of this Warrant (the "Holder") shall be entitled to receive a certificate or certificates for the Shares so purchased.

                  1.  Exercise of Warrant.

                  The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares underlying this Warrant), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable hereunder.

                  2.  Issuance of Certificates.

                  Upon the exercise of this Warrant and payment in full for the Shares, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder, including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the Shares underlying this Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, Vice Chairman, President or Vice President and Secretary or Assistant Secretary of the Company.

                  3. Restriction on Transfer; Registration Under the Securities Act of 1933, as amended.

                  3.1 Neither this Warrant nor any Shares issuable upon exercise hereof has been registered under the Securities Act of 1933, as amended (the "Act"), and none of such securities may be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to such securities, or, (ii) pursuant to a specific exemption from registration under the Act but only upon a Holder hereof first having obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "Blue Sky" or similar state securities law. Upon exercise, in part or in whole, of this Warrant, each certificate issued representing the Shares underlying this Warrant shall bear a legend to the foregoing effect.

                  3.2 If at any time during the five year period commencing _____________, 1997 [12 months from the date hereof], the Company proposes to register any of its securities under the Act (other than in connection with a merger, acquisition or exchange offer on Form S-4 or pursuant to Form S-8 or successor forms), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement to the Holder(s) of the Warrants and/or Shares of its intention to do so. Upon the written request of any Holder of the Warrants and/or Shares given within ten
(10) days after receipt of any such notice of its or their desire to include any such Warrants and/or Shares in such proposed registration statement, the Company shall afford such Holder(s) of the Warrants and/or Shares the opportunity to have any such Warrants and/or Shares registered under such registration statement.

                  Notwithstanding the provisions of this Section 3.2, the Company shall have the right at any time after it shall have give written notice pursuant to this Section 3.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date hereof.

                  If any registration pursuant to this Section 3.2 shall be underwritten in whole or in part, the Company may require that the Warrants and/or Shares requested for inclusion pursuant to this Section 3.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriter(s).

                  3.3 At any time during the five-year period commencing ______________, 1997 [12 months from the date hereof], if the Company is subject to the reporting requirements of Section 13 or Section 15(d) under the Exchange Act of 1934, as amended (the "Exchange Act"), the Holders of the Warrants and/or Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Sections 3.2 and 6 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Shares for twenty-four (24) consecutive months by such Holders and any other Holders of the Warrants and/or Shares who notify the Company within ten (10) days after receiving notice from the Company of such request; provided, however, upon receipt of a request for a registration pursuant to this Section 3.3, the Company may, one time, in any 12 month period, (i) postpone the filing of a registration statement for a period not to exceed ninety (90) days from the date of receipt of such request, if the President of the Company furnishes to the Holders requesting registration a certificate signed by the Company's President stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for a public offering of the Company's securities to be commenced in the near future or (ii) postpone the filing of a registration statement for a period not to exceed ninety (90) days from the effective date of any registration statement relating to a primary underwritten offering of securities of the Company which has been declared effective prior to the date of receipt of a request for registration. If the Company so determines to postpone a registration requested by the Holders pursuant to this Section 3.3, it shall promptly notify the requesting Holders of such determination including the reason therefor, whereupon the requesting Holders shall be entitled to withdraw such request and such request shall not be deemed as a request for registration under this Section 3.3. In addition, the Company may, one time, in any 12 month period, suspend the effectiveness of any registration statement filed pursuant to this Section 3.3 for a period of forty-five (45) days, if the President of the Company furnishes to the Holders of securities registered pursuant to this
Section 3.3 a certificate signed by the

Company's President stating that the Board of Directors of the Company has determined, upon advice of counsel, that it would be required to disclose any significant corporate development which disclosure would have a material effect on the Company; provided, however, that the period of time which such registration statement is required to be effective shall be increased by the number of days that the registration statement was suspended (the "Suspension Period"); and provided, further, that the Company shall furnish to each Holder of securities registered pursuant to Section 3.3 a notice stating that the Suspension Period has been terminated within three (3) business days following the date of such termination.

                  The Company covenants and agrees to give written notice of any registration request under this Section 3.3 by any Holder or Holders to all other registered Holders of the Warrants and/or Shares within ten (10) days from the date of the receipt of any such registration request.

                  3.4 In connection with any registration under Sections 3.2,
3.3 or 6 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder(s)), fees and expenses in connection with all registration statements filed pursuant to Sections 3.2, 3.3 and 6 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                  (b) The Company will take all necessary action which may be required in qualifying or registering the Warrants and Shares and/or New Warrants and New Shares as defined in Section 6 hereof (collectively, the "Warrant Securities"), included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (c) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Warrant Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder(s) expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Holder(s) or any controlling person of the Holder(s) in respect of which indemnity may be sought against the Company pursuant to this
Section 3.4(c), the Holder(s) or such controlling person shall within thirty
(30) days
after the receipt thereby of a summons or complaint notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to the Holder(s) or such controlling person), but the failure to give such notice shall not affect such indemnified person's right to indemnification hereunder except to the extent that the Company's defense of such action was materially adversely affected thereby. The Holder(s) or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Holder(s) or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Holder(s) and/or such controlling person shall be borne by the Company. Except as expressly provided in the previous sentence, in the event that the Company shall not previously have assumed the defense of any such action or claim, the Company shall not thereafter be liable to the Holder(s) or such controlling person in investigating, preparing or defending any such action or claim. The Company agrees promptly to notify the Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of the Warrant Securities or in connection with such registration statement.

                  (d) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement. The Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 3.4(d), any such payment or reimbursement by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

                  (e) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants or New Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (f) Subject to Section 3.3, the Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

                  (g) The company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                  (h) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrant Securities shall mean in excess of fifty percent (50%) of the then outstanding Warrant Securities that (i) are not held by the company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

                  3.5 In connection with any registration made pursuant to Sections 3.2, 3.3 or 6 hereof, the Holder(s) of the Warrant Securities agree(s) as follows:

                  (a) Any public sale of the Warrant Securities included in such registration statement shall be effected through the underwriter for such registration and the Holder(s) shall compensate the underwriter in accordance with its customary compensation practices for such transactions.

                  4.  Price.

                  4.1 Initial and Adjusted Purchase Price. The initial purchase price shall be $1.50 per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 5 hereof and subject to Section 6 hereof.

                  4.2 Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

                  5.  Adjustments of Purchase Price and Number of Shares.

                  In the event that, prior to the issuance by the Company of all the Shares issuable upon exercise of this Warrant, there shall be any change in the outstanding common stock of the Company by reason of the declaration of stock dividends, or through stock splits or combinations, the remaining Shares still subject to this Warrant and the purchase price thereof shall be appropriately adjusted (but without regard to fractions) by the Board of Directors of the Company to reflect such change.

                  6.  Automatic Conversion.

                  If the Company consummates a public offering of its securities prior to the last day on which this Warrant may be exercised, which offering includes warrants to purchase shares of common stock of the Company ("Redeemable Warrants") and this Warrant shall not have been exercised in full, then the unexercised portion of this Warrant shall automatically, without any action by the Holder, be converted into Redeemable Warrants (the "New Warrants") exercisable to purchase the same number of Shares as are purchasable upon the exercise of the unexercised portion of this Warrant but having terms identical to those of the Redeemable Warrants, including, but not limited to, the anti-dilution provisions contained therein and an exercise price per share equal to the exercise price per share of the Redeemable Warrants offered in the public offering. The Company shall cause the New Warrant and the underlying shares of common stock of the Company (the "New Warrant Shares") to be included in the registration statement for such offering. In the event that the provisions of this Section 6 shall become applicable, the Holder shall be required to return this Warrant Certificate to the Company for cancellation or, if this Warrant Certificate cannot then be located, to execute and deliver to the Company a lost security affidavit and indemnity agreement reasonably satisfactory to the Company. In addition, in the event that the provisions of this Section 6 shall become applicable, this Warrant Certificate shall no longer be of any force or effect and the certificate representing the New Warrants shall set forth the respective rights and obligations of the Holder and the Company.

                  7.       Merger or Consolidation.

                  In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common stock of the Company), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of his Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of common stock of the Company for which his Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for the automatic conversion provision of Section 6 and adjustments which shall be identical to the adjustments provided in Section 5. The above provisions of this Section 7 shall similarly apply to successive consolidations or mergers.

                  8.  Exchange and Replacement of Warrant.

                  This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the

Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

                  9.  Elimination of Fractional Interests.

                  The Company shall not be required to issue certificates representing fractions of Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

                  10.  Reservation of Securities.

                  The Company shall at all times reserve and keep available out of its authorized common stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of Shares as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

                  11.  Notices to Warrant Holders.

                  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

                  12.  Notices.

                  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mails, as follows:

                  (a)  If to the Company, to:

                                    Hawaiian Natural Water Company., Inc.
                                    4747 Kilauea Avenue
                                    Suite 201
                                    Honolulu, Hawaii 9816
                                    Attn:   Marcus Bender
                                            Chief Executive Officer

                  (b) If to the registered Holder, to the address of such Holder as shown on the books of the Company.

                  13.  Successors.

                  All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

                  14.  Headings.

                  The headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

                  15.  Law Governing.

                  This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to conflicts of law principles.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by, and such signature to be attested to by, a duly authorized officer and has caused its corporate seal to be affixed hereto on the date first above written.

                                         HAWAIIAN NATURAL WATER COMPANY, INC.


                                         By:
                                            -----------------------------------
                                               Name:  Marcus Bender
                                               Title:   Chief Executive Officer
[SEAL]


Attest:

----------------------
Secretary

                                SUBSCRIPTION FORM

                    (To be Executed by the Registered Holder
                        in order to Exercise the Warrant)

                  The undersigned hereby irrevocably elects to exercise the right to purchase ______ Shares represented by this Warrant in accordance to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.
                                                  ------------------------------
                                                             Signature


                                                  ------------------------------
                                                             Address


                                                  ------------------------------
Dated:                                            Social Security Number or
                                                  Taxpayer's Identification
                                                  Number